                                                                   Exhibit 99.2


                                             LOGO: SOUTHBANC SHARES INC.
                                Subscription & Community Offering Order Form
                               ------------------------------------------------
                               Perpetual Bank, A Federal
                                   Savings Bank              Expiration Date
                                Conversion Center          for Stock Order Forms
                                    XX Street               Day, Month XX, 199X
                              Anderson, SC XXXXX        12:00 Noon, Eastern Time
                                (864) XXX-XXXX
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
IMPORTANT PLEASE NOTE:  A properly completed original stock order form must be used to subscribe for common stock. Copies of of this
                        form are not required to be accepted. Please read the
                        Stock Ownership Guide and Stock Order Form Instructions
                        as you complete this Form.
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(1) Number of Shares                       (2) Total Payment Due  The minimum purchase is 28 shares. The maximum purchase
---------------------  Subscription Price  ---------------------  limitations are (i) in the Subscription Offering-for any eligible
                          X $20.00 =                              subscriber, $1,000,000 (50,000 shares); and (ii) in the Community
---------------------                      ---------------------  Offering-for any person, together with Associates or persons acting in concert, $1,000,000 (50,000 shares). In addition, no person, together with associates of and persons acting in
                                                                  concert with such person, may purchase in the aggregate more than the number of shares of Conversion Stock than when combined with
                                                                  Exchange Shares received by such person would exceed the overall maximum purchase limitation of 50,000 shares.
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(3) Employee/Officer/Director Information
[_] Check here if you are a employee, officer or director of Perpetual Bank, A Federal
Savings Bank or a member of such person's immediate family.
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(4) Method of Payment/Check                                                         Check Amount
Enclosed is a check, bank draft or money order made                   ----------------------------------------
payable to Perpetual Bank, A Federal Savings Bank in
the amount of:                                                        ----------------------------------------
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(5) Method of Payment/Withdrawal
The undersigned authorizes withdrawal from the following account(s) at Perpetual
Bank, A Federal Savings Bank.  Individual Retirement Accounts maintained at
Perpetual Bank, A Federal Savings Bank cannot be used.  There is no penalty for early withdrawal used for this payment.
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   Account Number(s)                   Withdrawal Amount(s)
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    Total Withdrawal Amount
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(6) Purchaser Information
a. [_] Check here if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on June 30, 1996.  LIST ACCOUNT(S) BELOW.

b. [_] Check here if you are a Supplemental Eligible Account Holder with a deposit account(s)
       totaling $50.00 or more on December 31, 1997.  LIST ACCOUNT(S) BELOW.

c. [_] Check here if you were a depositor as of ________________ or a borrower with a loan outstanding as of ______________ which continued to be outstanding as of ____________________.
       LIST ACCOUNT(S) OR LOAN(S) BELOW.

d. [_] Check here and indicate the number of Perpetual Bank,                   -------------------------------------------
       A Federal Savings Bank shares CURRENTLY owned
       by you, or by persons associated or acting in concert with you:          -------------------------------------------
       Complete 6(d) on reverse side for any persons associated or acting in concert with you.
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Account Type (Names on Accounts)                            Account Number(s)
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Please Note:  Failure to list all your accounts at the Bank may result in the loss of part or all of your subscription rights.  If additional space is needed, please utilize the back of this stock order form.
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(7) Stock Registration/Form of Stock Ownership
[_] Individual                               [_] Joint Tenants                 [_] Tenants in Common
[_] Fiduciary (i.e. trust, estate, etc.)     [_] Company/Corp/Partnership      [_] Uniform Gifts to Minors Act

[_][_][_]-[_][_]-[_][_][_][_]
[_] IRA or other Qualified Plan - Beneficial Owners SS#

(8) Name(s) in which stock is to be registered (Please print clearly)
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Name(s)                                                                                          Social Security # or Tax ID#

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Name(s) continued                                                                                Social Security # or Tax ID#

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Street Address                                                                                   County of Residence

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City                                                          State                       Zip Code
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(9) Telephone -  Daytime (   )                                Evening (   )
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

[_] (10) NASD AFFLIATION - Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and withholding is available, you agree, if you have checked the NASD Affiliation box (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment thereafter.

[_] (11) ASSOCIATES - Acting in Concert Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
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(12) ACKNOWLEDGEMENT - To be effective, this Stock Order Form and accompanying
Certification Form must be properly completed and actually received by Perpetual Bank, A Federal Savings Bank no later than 12:00 noon, Eastern Time, on DAY, MONTH DATE, 199X, unless extended; otherwise this Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by Perpetual Bank, A Federal Savings Bank, this Stock Order Form may not be modified, withdrawn or cancelled without the Bank's consent and if authorization to withdraw from deposit accounts at the Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Amended Plan of Conversion and Agreement and Plan of Reorganization of the Bank described in the accompanying Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the Bank.
Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Perpetual Bank, A Federal Savings Bank, SouthBanc Shares M.H.C. and SouthBanc Shares, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

------------------------------------    ----------------------------------------
Signature                Date             Signature             Date
------------------------------------    ----------------------------------------
       A SIGNED CERTIFICATION FORM MUST ACCOMPANY ALL STOCK ORDER FORMS

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       BANK USE ONLY
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       BANK USE ONLY
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

ITEM (6)a, (6)b, (6)c,-CONTINUED

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Account Title (Names on Accounts)                          Account Number(s)
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ITEM (6)d - CONTINUED
List below the number of Perpetual Bank, A Federal Savings
Bank shares currently owned by Associates (as defined) or by persons acting in concert with you.
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Registration (Name(s) on Stock Certificate)                  Number of Share(s)
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ITEM (11) - (CONTINUED)
List below all other orders submitted by you or Associates (as defined) or by persons acting in concert with you.
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Name(s) listed on other Stock Order Forms              Number of Shares Ordered
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"Associate" is defined as: (i) any corporation or organization (other than
Perpetual Bank, A Federal Savings Bank, SouthBanc Shares, M.H.C., SouthBanc Shares, Inc. or a majority-owned subsidiary of the Bank) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include Perpetual Bank, A Federal Savings Bank, SouthBanc Shares, M.H.C., SouthBanc Shares, Inc.'s employee stock benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank, Company, Mutual Holding Company or any subsidiaries thereof. Directors of the Bank, Company or the Mutual Holding Company are not treated as Associates solely because of their Board memberships.

     YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
                              CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY PERPETUAL BANK, A FEDERAL SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTORS PRINCIPAL IS SUBJECT TO LOSS.

If anyone assets that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call ________________________, ____________
located at __________________ at (XXX) XXX-XXXX.

I further certify that, before purchasing the common stock, par value $.01 per share, of SouthBanc Shares Inc. (the "Company"), the proposed holding company for Perpetual Bank, A Federal Savings Bank, I received a Prospectus of the Company dated __________, 199X relating to such offer of Common Stock.

The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the Company and describes the risks involved in the investment in this Common Stock, including but not limited to the:

 1.  Certain Lending Risks                                            (page  )

 2.  Interest Rate Risk                                               (page  )

 3.  Competition                                                      (page  )

 4.  Return on Equity After Conversion and Reorganization             (page  )

 5.  Expenses Associated With MRP                                     (page  )

 6.  Anti-takeover Considerations                                     (page  )

 7.  Possible Dilutive Effect of Benefit Programs                     (page  )

 8.  Absence of Prior Market for the Common Stock                     (page  )

 9.  Possible Increase in Estimated Valuation Range and Number of
     Shares Issued                                                    (page  )

10.  Possible Adverse Income Tax Consequences of the Distribution of
     Subscription Rights                                              (page  )


Signature                     Date         Signature                    Date
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--------------------------------------    --------------------------------------

Name (Please Print)                        Name (Please Print)
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

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                             STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM GIFTS TO MINORS ACT ("UGMA")
Stock may be held in the name of a custodian for a minor under the Uniform Gifts to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Gifts to Minors Act is "UGMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the South Carolina Uniform Gifts to Minors Act will be abbreviated John Doe, CUST Susan Doe UGMA, SC (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
     (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 .   The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                         STOCK ORDER FORM INSTRUCTIONS
ITEMS 1 AND 2.
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price to $20.00 per share. The minimum purchase in the Subscription and Community Offerings is 25 shares. In the Subscription Offering, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member is $1,000,000 (50,000 shares), and the maximum purchase in the Community Offering by any person, together with associates or persons acting in concert is $1,000,000 (50,000) shares. The Primary Parties have reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part. In addition, no person, together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the number of shares of Conversion Stock that when combined with Exchange Shares received by such person would exceed the overall maximum purchase limitation of 50,000 shares.
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ITEM 3.
Please check this box to indicate whether you are an employee, officer or director of Perpetual Bank, A Federal Savings Bank or a member of such person's immediate family.
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ITEM 4.
Payment for shares may be made in cash (only if delivered by you in person to a branch office of Perpetual Bank, A Federal Savings Bank) or by check, bank draft or money order payable to Perpetual Bank, A Federal Savings Bank). Your funds will earn interest at the Bank's passbook rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please insert the total check(s) amount in this box if your method of payment is by check, bank draft or money order.
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ITEM 5.
If you pay for your stock by a withdrawal from a deposit account at Perpetual Bank, A Federal Savings Bank, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
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ITEM 6.
a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on June 30, 1996.
b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on December 31, 1997.
c. Check here if you were a depositor as of MONTH, DATE 199X or a borrower with a loan outstanding as of MONTH, DATE 199x which continued to be outstanding as of MONTH, DATE 1998.
d. Please indicate the number of Perpetual Bank, A Federal Savings Bank, shares CURRENTLY owned by you, or by persons associated (as defined on the reverse side of the Stock Order Form) or acting in concert with you. Please list any associates or persons acting in concert with you and share amounts on the reverse side of this Stock Order Form.
Please list all names on the account(s) and all account number(s) of accounts you had a these dates at the Bank in order to insure proper identification of your purchase rights. Please note: Failure to list all your accounts at the Bank may result in the loss of part or all of your subscription rights.
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ITEMS 7, 8 AND 9.
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your SouthBanc Shares, Inc. Common Stock. Please complete items 7,8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".
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ITEM 10.
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
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ITEM 11.
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
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ITEM 12.
Please sign and date this Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch of Perpetual Bank, A Federal Savings Bank. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by Perpetual Bank, A federal Savings Bank no later than 12:00 noon, Eastern time, on __________, _______ 1998 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Stock Information Center Monday through Friday from 10:00 a.m. to 4:00 p.m.
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

                                [DRAFT 12/9/97]

                            SOUTHBANC SHARES, M.H.C.

                  PROPOSED LETTERS/QUESTION & ANSWER BROCHURES


                                     INDEX
                                     -----


 1. Dear Member Letter including IRA or Qualified Plan

 2. Dear Member Letter for Non Eligible States

 3. Dear Friend Letter - Eligible Account Holders who are no longer Members

 4. Dear Potential Investor Letter *

 5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 6. Proxy Request

 7. Proxy Question and Answer Brochure

 8. Stock Question and Answer Brochure*

 9. Request Card

10. Mailing Insert/Lobby Poster

11. Invitation Letter - Informational Meetings

12. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

13. Dear Shareholder - Confirmation Letter

14. Dear Interested Investor - No Shares Available Letter

15. Welcome Shareholder Letter - For Initial Certificate Mailing

16. Dear Interested Subscriber Letter - Subscription Rejection

17. Letter for Sandler O'Neill Mailing to Clients *

       * Accompanied by a Prospectus

       Note: Items 1 through 10 are produced by the Financial Printer and Items 11 through 17 are produced by the Stock Information Center.

                           [SouthBanc Shares, M.H.C.]

Dear Member:

The Boards of Directors of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C. (the "MHC") have voted unanimously in favor of an Amended Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). As part of this plan, we have formed SouthBanc Shares, Inc. (the "Company") which will own all of the Savings Bank's Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Savings Bank (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Savings Bank Common Stock ( the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Savings Bank. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to X,XXX,XXX shares of Common Stock to the MHC's members, the Savings Bank stockholders and members of the public. We are converting so that the Savings Bank and the MHC will be structured in a form used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow our bank to become stronger.

TO ACCOMPLISH THE CONVERSION AND REORGANIZATION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then casting your vote in favor of the Plan of Conversion, and mailing your signed proxy card immediately in the _______ postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Savings Bank acts as trustee and we do not receive a proxy from you, the Savings Bank intends, as trustee for such account, to vote for the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

 .Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

 .Existing deposit accounts and loans will not undergo any change as a result of the Conversion and Reorganization.

 .Voting for approval will not obligate you to buy any shares of Common Stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of SouthBanc Shares, Inc. Common Stock without commission or fee on a priority basis, before the stock is offered to the general public. If you are interested in subscribing for shares of Common Stock, please complete the enclosed request card and return it to us in the ______ postage-paid envelope provided by DAY, MONTH DATE 199X, and we will mail you a Prospectus, a stock order form and a certification form.

If you wish to use funds in your IRA or Qualified Plan maintained at the Savings Bank to subscribe for Common Stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than the Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (xxx) xxx-xxxx. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Information Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

                                         Sincerely,


                                         Signature
                                         Title

The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

#1

                           [SouthBanc Shares, M.H.C.]

Dear Member:

The Boards of Directors of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C. (the "MHC") have voted unanimously in favor of an Amended Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). As part of this plan, we have formed SouthBanc Shares, Inc. (the "Company") which will own all of the Savings Bank's Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Savings Bank (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Savings Bank Common Stock ( the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Savings Bank. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to X,XXX,XXX shares of Common Stock to the MHC's members, the Savings Bank stockholders and members of the public. We are converting so that the Savings Bank and the MHC will be structured in a form used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow our bank to become stronger.


TO ACCOMPLISH THE CONVERSION AND REORGANIZATION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then casting your vote in favor of the Plan of Conversion, and mailing your signed proxy card immediately in the ____ postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Savings Bank acts as trustee and we do not receive a proxy from you, the Savings Bank intends, as trustee for such account, to vote for the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

 .Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

 .Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

We regret that we are unable to offer you Common Stock in the Subscription and Direct Community Offerings, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of SouthBanc Shares, Inc., or (2) an agent of the Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (xxx) xxx-xxxx. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Stock Information Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

                                         Sincerely,


                                         Signature
                                         Title



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.



#2

                           [SouthBanc Shares, M.H.C.]



Dear Friend:

The Boards of Directors of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C. (the "MHC") have voted unanimously in favor of an Amended Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). As part of this plan, we have formed SouthBanc Shares, Inc. (the "Company") which will own all of the Savings Bank's Common Stock. Pursuant to the Plan of Conversion, the existing stockholders of the Savings Bank (other than the MHC) will be issued shares of the Company Common Stock in exchange for their shares of Savings Bank Common Stock ( the "Exchange Shares"). The Exchange Shares will result in those stockholders owning in the aggregate approximately the same percentage of the Company as they had owned in the Savings Bank. In addition to the shares of Company Common Stock to be issued in the Exchange, the Company is offering up to X,XXX,XXX shares of Common Stock to the MHC's members, the Savings Bank stockholders and members of the public. We are converting so that the Savings Bank and the MHC will be structured in a form used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow our bank to become stronger. The Conversion and Reorganization will in no way affect the insurance of deposit accounts or the services offered by the Savings Bank.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of SouthBanc Shares, Inc. Common Stock without commission or fee on a priority basis, before the stock is offered to the general public. If you are interested in subscribing for shares of Common Stock, please complete the enclosed request card and return it to us in the postage-paid envelope provided by Month Date, 199X, and we will mail you a Prospectus, a stock order form and a certification form.

To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date of Day, Month Date, 199X in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.


If you have any questions after reading the enclosed material, please call our Stock Information Center at (xxx) xxx-xxxx. The Stock Information Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m. Please note that the Stock Information Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

                                         Sincerely,


                                         Signature
                                         Title



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.


#3

                           [SouthBanc Shares, M.H.C.]



Dear Potential Investor:


We are pleased to provide you with the enclosed material in connection with the Conversion and Reorganization of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C., the mutual holding company of Perpetual, into the stock holding company structure.

This information packet includes the following:

 PROSPECTUS: This document provides detailed information about the Savings Bank's operations, the proposed stock offering by SouthBanc Shares, Inc., the holding company formed by the Savings Bank to become the Savings Bank's parent company upon completion of the Conversion and Reorganization. Please read it carefully prior to making an investment decision.

 STOCK QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering.

 STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the postage-paid envelope provided. The deadline to subscribe for stock is 12:00 noon, Eastern Time on Day, Month Date, 199X.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the Conversion and Reorganization or the Prospectus, please call our Stock Information Center at (xxx) xxx-xxxx. The Stock Information Center is open Monday through Friday between the hours of
10:00 a.m. and 4:00 p.m.    Please note that the Stock Information Center will
be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

                                              Sincerely,



                                              Signature
                                              Title



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.



#4

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]



Dear Customer:


At the request of Perpetual Bank, A Federal Savings Bank, (the "Savings Bank") and SouthBanc Shares, M.H.C.("MHC"), we have enclosed material regarding the offering of Common Stock by SouthBanc Shares, Inc. the holding company formed by the Savings Bank and the MHC to become the Savings Bank's parent company. This material is offered in connection with the Conversion and Reorganization of the Savings Bank and the MHC. These materials include a Prospectus and stock order and certification forms which offer you the opportunity to subscribe for shares of Common Stock of SouthBanc Shares, Inc.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at Perpetual Bank, A Federal Savings Bank) no later than 12:00 noon, Eastern time on Month Date, 199X in the accompanying postage-paid envelope. If you have any questions after reading the enclosed material, please call the Stock Information Center at (xxx) xxx-xxxx and ask for a Sandler O'Neill representative. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00
p.m.    Please note that the Stock Information Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.



                                              Sincerely,



                                              Sandler O'Neill & Partners, L.P.



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

Enclosure


#5

                 LOGO: [PERPETUAL BANK, A FEDERAL SAVINGS BANK]

                                A SUBSIDIARY OF

                            SOUTHBANC SHARES, M.H.C.



                           P R O X Y   R E Q U E S T

                               WE NEED YOUR VOTE!



DEAR CUSTOMER:

YOUR VOTE ON OUR AMENDED PLAN OF CONVERSION AND AGREEMENT AND PLAN OF REORGANIZATION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.


REMEMBER:  VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK.
           YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDED PLAN OF CONVERSION, AND URGES YOU TO VOTE IN FAVOR OF IT. YOUR DEPOSIT ACCOUNTS OR LOANS WITH THE SAVINGS BANK WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.


A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR STOCK INFORMATION CENTER AT (XXX) XXX-XXXX, MONDAY THROUGH FRIDAY, BETWEEN THE HOURS OF 10:00 A.M. AND 4:00 P.M.

IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.

PLEASE VOTE TODAY BY RETURNING ALL PROXY CARDS RECEIVED.
                               ---


                                        SINCERELY,


                                        SOUTHBANC SHARES, M.H.C.



#6

                                      7-1

                          PROXY QUESTIONS AND ANSWERS


                                   BACKGROUND

On October 23, 1993, Perpetual Bank, A Federal Savings Bank ("Perpetual" or the "Savings Bank") reorganized into a new form of organization, the mutual holding company structure. As part of this Reorganization, the Savings Bank formed SouthBanc Shares, M.H.C. (the "MHC") a mutual holding company and Perpetual became a stockholder-owned company through the initial sale of Common Stock. In September 1996, the Savings Bank completed an additional offering of Common Stock.

The primary business of the MHC has been to hold shares of Perpetual's Common Stock. As majority stockholder, it holds XX.X% of the shares of Common Stock outstanding. The remaining shares are traded publicly and are owned by Perpetual's management, benefit plans, customers and members of the public (together, "Public Stockholders").

                       THE CONVERSION AND REORGANIZATION

The Boards of Directors of the Savings Bank and the MHC have unanimously adopted a Plan, whereby the MHC will convert to a federal interim stock savings institution and will merge with and into the Savings Bank. The Savings Bank has formed SouthBanc Shares, Inc., a Delaware chartered corporation (the "Company"), and, pursuant to a reorganization and merger, the Savings Bank will become the wholly owned subsidiary of the Company. The Company will offer Common Stock to the Savings Bank's Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in a Subscription Offering, and then to certain members of the general public in a Direct Community Offering. As a result of the Conversion and Reorganization, each share of Savings Bank Common Stock held by the MHC will be canceled and each share of Savings Bank Common Stock held by the Savings Bank's Public Stockholders will be converted into shares of SouthBanc Shares, Inc. Common Stock. The Public Stockholders will be mailed instructions with regard to effecting the Exchange at a later date after the consummation of the Conversion and Reorganization.

It is necessary for the MHC to receive a majority of the outstanding votes in favor of the Conversion and Reorganization, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed _______ postage-paid envelope.

YOUR BOARDS OF DIRECTORS URGE YOU TO VOTE "FOR" THE CONVERSION AND REORGANIZATION AND RETURN YOUR PROXY CARD TODAY.

                                      7-2

Q.   WHAT IS THE REASON FOR THE CONVERSION AND REORGANIZATION?

A. The MHC does not have stockholders and has no authority to issue capital stock. As a result of the Conversion and Reorganization, the MHC will be restructured into the form used by holding companies of commercial banks, other business entities and a growing number of savings institutions. The Conversion and Reorganization will enhance the ability of the Company and the Savings Bank to access capital markets, expand current operations, acquire other financial institutions or branch offices and diversify into other financial services to the extent allowable by applicable law and regulation.

Q.   WHAT WILL BE THE EFFECT OF THE CONVERSION AND REORGANIZATION?

A. . The Conversion and Reorganization will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

     . The officers and employees of Perpetual will continue in their current capacities.

     . The Company will replace the MHC, and Perpetual will become the wholly-owned subsidiary of the Company.

     . The Company will be a stock corporation and will sell its Common Stock.

     . The Company's Common Stock will be publicly held and will be traded on the Nasdaq National Market under the symbol "PERT".

     . The Public Stockholders will exchange their Savings Bank stock for stock of the Company pursuant to an exchange ratio.

Q.   WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?

A. Depositors and certain borrowers as of MONTH, DATE, 1998 (the "Voting Record Date") who continue to be members of the MHC as of the Special Meeting of Members to be held on MONTH DATE, 1998. The Stockholders of Perpetual Bank as of a Voting Record Date also have the right to vote and will be mailed a separate proxy card.

                                      7-3
Q.   AM I REQUIRED TO VOTE?

A. No. Members are not required to vote. However, because the Conversion and Reorganization will produce a fundamental change in the Savings Bank's corporate structure, the Boards of Directors encourages all members to vote.

Q.   WHY DID I RECEIVE SEVERAL PROXIES?

A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote and sign all proxy cards that you received.

Q.   HOW DO I VOTE?

A. You may vote by mailing your signed proxy card in the _______ postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q. DOES MY VOTE FOR THE CONVERSION AND REORGANIZATION MEAN THAT I MUST BUY COMMON STOCK IN SOUTHBANC SHARES, INC.?

A. No. Voting for the Conversion and Reorganization does not obligate you to buy shares of Common Stock of SouthBanc Shares, Inc.

Q.   WILL ANY ACCOUNT I HOLD WITH THE SAVINGS BANK BE CONVERTED INTO STOCK?

A. No. All accounts remain as they were prior to the Conversion and Reorganization. As an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

Q.   I HAVE A JOINT SAVINGS ACCOUNT.  MUST BOTH PARTIES SIGN THE PROXY CARD?

A.   Only one signature is required, but both parties should sign if possible.

Q.   WHO MUST SIGN TRUST OR CUSTODIAN ACCOUNTS?

A.   The trustee or custodian must sign such accounts, not the beneficiary.

                                      7-4

Q. I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED DEPOSITOR. CAN I SIGN THE PROXY CARD?
A. Yes. Please indicate on the card the capacity in which you are signing the card.

Q. HOW CAN I RECEIVE ADDITIONAL INFORMATION ABOUT THE CONVERSION AND REORGANIZATION?
A. The MHC's Proxy Statement describes the Conversion and Reorganization in detail. Please read the Proxy Statement carefully before voting. Additional information is available in the Prospectus, which you may obtain by returning a completed request card, or by calling our Stock Information Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 A.M. and 4:00 P.M. Please note that the Stock Information Center will be closed from 12:00 noon DAY, MONTH DATE, 199X, through 12 noon DAY, MONTH DATE, 199X, in observance of the _________________ holiday.

TO ENSURE THAT EACH PURCHASER RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF [DAY, MONTH DATE] 199X IN ACCORDANCE WITH RULE 15C2-8 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SUCH DATE.

The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or the Savings Bank.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                                      8-1

                       STOCK OFFERING QUESTIONS & ANSWERS


                                   BACKGROUND

On October 23, 1993, Perpetual Bank, A Federal Savings Bank ("Perpetual" or the "Savings Bank") reorganized into a new form of organization, the mutual holding company structure. As part of this Reorganization, the Savings Bank formed SouthBanc Shares, M.H.C. (the "MHC") a mutual holding company and Perpetual became a stockholder-owned company through the initial sale of Common Stock. In September 1996, the Savings Bank completed an additional offering of Common Stock.

The primary business of the MHC has been to hold shares of Perpetual's Common Stock. As majority stockholder, it holds XX.X% of the shares of Common Stock outstanding. The remaining shares are traded publicly and are owned by Perpetual's management, benefit plans, customers and members of the public (together, "Public Stockholders").

                       THE CONVERSION AND REORGANIZATION

The Boards of Directors of the Savings Bank and the MHC have unanimously adopted a Plan, whereby the MHC will convert to a federal interim stock savings institution and will merge with and into the Savings Bank. The Savings Bank has formed SouthBanc Shares, Inc. a Delaware chartered corporation (the "Company") and, pursuant to a reorganization and merger, the Savings Bank will become the wholly owned subsidiary of the Company. The Company will offer Common Stock to the Savings Bank's Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in a Subscription Offering, and then to certain members of the general public in a Direct Community Offering. As a result of the Conversion and Reorganization, each share of Savings Bank Common Stock held by the MHC will be canceled and each share of Savings Bank Common Stock held by the Savings Bank's Public Stockholders will be converted into shares of SouthBanc Shares, Inc. Common Stock. The Public Stockholders will be mailed instructions with regard to effecting the Exchange at a later date after the consummation of the Conversion and Reorganization.


Investment in Common Stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus.

                                      8-2


Q. WHAT IS THE REASON FOR THE CONVERSION AND REORGANIZATION?
A. The MHC does not have stockholders and has no authority to issue capital stock. As a result of the Conversion and Reorganization, the MHC will be restructured into the form used by holding companies of commercial banks, other business entities and a growing number of savings institutions. The Conversion and Reorganization will enhance the ability of the Company and the Savings Bank to access capital markets, expand current operations, acquire other financial institutions or branch offices and diversify into other financial services to the extent allowable by applicable law and regulation.

Q. WILL THE CONVERSION AND REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
A. No. The Conversion and Reorganization will not have any effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

Q. WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?
A. Nontransferable rights to purchase stock in the Subscription Offering have been granted, in the order of priority, to: (i) depositors of the Savings Bank with account balances of $50 or more on June 30, 1996 ("Eligible Account Holders"), (ii) depositors of the Savings Bank with account balances of $50 or more on December 31, 1997 ("Supplemental Eligible Account Holders"), and
   (iii) depositors of the Savings Bank as of MONTH, DATE, 199X and borrowers of the Savings Bank with loans outstanding on MONTH, DATE, 199X which continue to be outstanding as of MONTH, DATE, 199X ("Other Members").

Q. WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?
A. No. Conversion regulations require that the offering price of the stock be the same for everyone: customers, directors, officers and employees of the Savings Bank, and the general public.

                                      8-3

Q. HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?
A. Excluding Exchange Shares, the Company is offering between 1,466,250 and 1,983,750 shares of Common Stock at a purchase price of $20 per share through the Prospectus. Under certain circumstances, SouthBanc Shares, Inc. may issue up to 2,281,312 shares.

Q. HOW MUCH STOCK CAN I PURCHASE?
A. The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $1,000,000 (50,000 shares); the maximum purchase by any person or entity, including purchases by associates of such person or entity, in the Direct Community Offering and Syndicated Community Offering is $1,000,000 (50,000 shares); and the maximum purchase by any person including purchases by associates of such person, in the Subscription and Direct Community Offerings is $1,000,000 (50,000 shares). In addition, no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the number of shares of Conversion shares that when combined with Exchange Shares received by such person would exceed the overall maximum purchase limitation of 50,000 shares.

Q. HOW DO I ORDER STOCK?
A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment, in the postage-paid envelope that has been provided.

Q. HOW CAN I PAY FOR MY SHARES OF STOCK?
A. You can pay for Company Common Stock by check, cash, money order or withdrawal from your deposit account at the Savings Bank; provided, that payment or withdrawal instructions, together with a completed stock order form and certification form, are received by the Savings Bank no later than 12:00 noon, Eastern time on DAY, MONTH DATE, 1998. If you choose to pay by cash, you must deliver the stock order form and payment in person to a branch office of the Savings Bank and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.

                                      8-4

Q. CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY IRA/QUALIFIED PLAN MAINTAINED AT THE SAVINGS BANK?
A. Federal regulations do not permit the purchase of Common Stock with your existing IRA or Qualified Plan funds maintained at the Savings Bank. To use such funds to subscribe for stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Stock Information Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO, PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q. CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY ACCOUNT TO MY STOCK REGISTRATION?
A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other qualifying account holders who are not owners of your qualifying account(s) will result in your order becoming null and void.

Q. WILL PAYMENTS FOR STOCK EARN INTEREST UNTIL THE CONVERSION AND REORGANIZATION CLOSES?
A. Yes. Any payments made by cash, check or money order will earn interest at the Savings Bank's passbook rate from the date of receipt to the completion or termination of the Conversion and Reorganization. Withdrawals from a deposit account or a certificate of deposit at the Savings Bank may be made without penalty. Depositors who elect to pay for their Common Stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the Conversion and Reorganization.

Q. ARE DIVIDENDS CURRENTLY PAID ON THE STOCK?
A. The Savings Bank's Board of Directors has paid quarterly cash dividends to its Public Stockholders commencing with the quarter ended December 31, 1995. The Board of Directors intends to declare and pay a regular cash dividend for the first calendar quarter of 1998 to holders of Savings Bank Common Stock. The record date for determining the holders of Savings Bank Common Stock entitled to receipt of the dividend is expected to pre-date the consummation of the Conversion and Reorganization. Consequently, dividends, if any, would not be paid on the Common Stock offered hereby until after the consummation of the Conversion and Reorganization. Upon completion of the Conversion and Reorganization, the Holding Company's Board of Directors will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The first dividend payment on the Common Stock is expected during the month following the end of the quarter in which the Conversion and Reorganization is consummated. No assurances, however, can be given as to whether the dividend payments will continue or, if continued, the amount of such dividends.

                                      8-5
Q. WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE?
A. No. The Common Stock cannot be insured or guaranteed by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

Q. WHERE WILL THE STOCK BE TRADED?
A. Upon completion of the Conversion and Reorganization, SouthBanc Shares, Inc. expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol "PERT". Prior to the Conversion and Reorganization, the Savings Bank Common Stock has been listed on the Nasdaq Smallcap Market under the same symbol.

Q. CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?
A. No.  After receipt, your order may not be modified or withdrawn.

Q. WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?
A. If you have any questions regarding the Conversion or need additional information, please call our Stock Information Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 A.M. and 4:00 P.M.
   Please note that the Stock Information Center will be closed from 12:00 noon DAY, MONTH DATE, 1998, through 12 noon DAY, MONTH DATE, 1998, in observance of the _________________ holiday.


The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the Common Stock insured or guaranteed by Perpetual Bank, A Federal Savings Bank or SouthBanc Shares, M.H.C. or SouthBanc Shares, Inc.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.




SOUTHBANC SHARES, M.H.C.                                                              REQUEST FOR INFORMATION
                                                                                      ABOUT THE CONVERSION AND REORGANIZATION
Please send :
Mark Appropriate Box(es)[_]
[_] The Prospectus and Stock Order and Certification Forms                            Daytime
[_] The Amended Plan of Conversion and Agreement and Plan of Reorganization           Phone:  (    )
                                                                                                     -----------------------
                                                                                      Evening
                                                                                      Phone:  (    )
                                                                                                     -----------------------

I understand this request for information does not obligate us to purchase any shares of SouthBanc Shares, Inc. Common Stock.



      PLEASE RETURN THIS CARD IN THE ENCLOSED_____ POSTAGE-PAID ENVELOPE.



#9

                         ----------------------------
                                 L   O   G   O
                         ----------------------------


                     PERPETUAL BANK, A FEDERAL SAVINGS BANK





                               Please Support Us

                                   Vote Your

                                Proxy Card Today


--------------------------------------------------------------------------------
IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY HAVE RECEIVED MORE THAN ONE PROXY CARD DEPENDING UPON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.
--------------------------------------------------------------------------------



#10

                    [Perpetual Bank, A Federal Savings Bank]



                                         ____________________, 1998


Mr. John Smith
00-00 00 Drive
City,  State  00000

Dear Mr. Smith:

We are pleased to announce that the Boards of Directors of Perpetual Bank, A Federal Savings Bank (the "Savings Bank") and SouthBanc Shares, M.H.C. (the "MHC") have adopted an Amended Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). As part of this plan, we have formed SouthBanc Shares, Inc. (the "Company") which will own all of the Savings Bank's stock. We are converting so that the Savings Bank and the MHC will be structured in a form used by most other holding companies of savings institutions and commercial banks and most other business entities, and to allow our bank to become stronger.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ___________ at 7:30 p.m. to learn more about the conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Stock Information Center at (XXX) XXX-XXXX. The Stock Information Center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.

                                                Sincerely,


                                                SIGNATURE
                                                TITLE



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

(Printed by Stock Information Center)

#11

                            [SouthBanc Shares, Inc.]



                                                ____________________, 1998




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Common Stock of SouthBanc Shares, Inc.

At this time, we cannot confirm the number of shares of SouthBanc Shares, Inc. Common Stock that will be issued to you. Such allocation will be made in accordance with the Plan of Conversion and Agreement and Plan of Reorganization following completion of the stock offering.

If you have any questions, please call our Stock Information Center at (XXX) XXX-XXXX.


                                            Sincerely,

                                            SouthBanc Shares, Inc.
                                            Stock Information Center



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)


#12

                            [SouthBanc Shares, Inc.]



                                            ____________________, 1998



[NAME]
[ADDRESS]



Dear Shareholder:

Our Subscription and Direct Community Offerings have been completed and we are pleased to confirm your subscription for _________ shares of SouthBanc Shares, Inc. common stock at a price of $20 per share.

Trading in our stock has commenced on the Nasdaq National Market under the symbol "PERT". Your stock certificate will be mailed to you as soon as possible. In addition, if your subscription was paid for by check, interest will be mailed to you shortly.

On behalf of the directors and employees, we thank you for your interest in SouthBanc Shares, Inc., and welcome you as a shareholder.

                                            Sincerely,


                                            SouthBanc Shares, Inc.



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)


#13

                            [SouthBanc Shares, Inc.]



             ____________________, 1998



Dear Interested Subscriber:



We recently completed our Subscription and Direct Community Offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in SouthBanc Shares, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "PERT".



                                            Sincerely,



                                            SouthBanc Shares, Inc.
                                            Stock Information Center




The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)


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

                            [SouthBanc Shares, Inc.]



                                            ____________________, 1998




Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in SouthBanc Shares, Inc., the holding company of Perpetual Bank, A Federal Savings Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 TRANSFER AGENT



Please also remember that your certificate is a negotiable instrument which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of SouthBanc Shares, Inc. and the employees of Perpetual Bank, A Federal Savings Bank, I would like to thank you for supporting our offering.

                                            Sincerely,

                                            SIGNATURE
                                            TITLE



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


(Printed by Stock Information Center)


#15

                            [SouthBanc Shares, Inc.]



                                         ____________________, 1998



Dear Interested Subscriber:

We regret to inform you that Perpetual Bank, A Federal Savings Bank, SouthBanc Shares, M.H.C., and SouthBanc Shares, Inc. the holding company for Perpetual Bank, A Federal Savings Bank, have decided not to accept your order for shares of SouthBanc Shares, Inc. Common Stock in our Direct Community Offering. This action is in accordance with our Amended Plan of Conversion and Agreement and Plan of Reorganization which gives the Savings Bank, the Mutual Holding Company and the Company, the absolute right to reject the subscription of any Community Member, in whole or in part, in the Direct Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.

                                        Sincerely,


                                        SouthBanc Shares, Inc.
                                        Stock Information Center




(Printed by Stock Information Center)


#16

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]



                                        ____________________, 1998



To Our Friends:

We are enclosing the offering material for SouthBanc Shares, Inc. in connection with the reorganization of Perpetual Bank, A Federal Savings Bank and SouthBanc Shares, M.H.C., the mutual holding company of the Savings Bank, into the stock holding company structure.

Sandler O'Neill & Partners, L.P. is managing SouthBanc Shares, Inc.'s Subscription and Direct Community Offerings, which will conclude at 12:00 noon,
Eastern time on  _____________ ____, 1998.   Sandler O'Neill is also providing
conversion agent and proxy solicitation services. In the event that all the stock is not subscribed for in the Subscription and Direct Community Offerings, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of ______, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.

                                        Sincerely,


                                        SANDLER O'NEILL & PARTNERS, L.P.



The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.


(Printed by Sandler O'Neill)


#17